UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2006

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri	63302-0900
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2006, the board of directors of LMI Aerospace, Inc. (the “Company”) approved an increase, effective as of September 1, 2006, in the fees paid to the Company’s non-employee directors to an aggregate amount of $64,000 per year, with one half of the fee to be paid in cash in equal quarterly installments and the balance to be paid in the form of restricted stock awards based on the market value of the Company’s stock on the date of the award (i.e. as of the date of the annual shareholder meeting ). Previously, each of the non-employee directors was paid a retainer of $24,000 in cash and awarded 3,000 shares of restricted stock of the Company in conjunction with the annual meeting of the Company’s shareholders. The non-employee directors of the Company are Thomas G. Unger, Joseph Burstein, John S. Eulich, John M. Roeder, Sanford S. Neuman and Judith W. Northup. Each award of restricted shares shall be conditioned upon the acceptance by such non-employee director of a Restricted Stock Award Agreement, the form of which was attached as Exhibit 99.1 to the Form 8-K of the Company filed on September 2, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2006

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson Chief Financial Officer and Secretary